Exhibit 99.2

The rights of stockholders of a corporation are governed by the laws of the state in which the corporation is incorporated, as well as the certificate (or articles) of incorporation and by-laws of the corporation. DIRECTV Group and DIRECTV are both organized under the laws of the state of Delaware, and therefore differences in the rights of holders of DIRECTV Group common stock and DIRECTV common stock arise from their respective certificates of incorporation and by-laws. After the DIRECTV Group merger is completed, the rights of DIRECTV Group stockholders who become DIRECTV stockholders will be governed by DIRECTV’ amended and restated certificate of incorporation and by-laws and the DGCL.

The following summarizes certain material differences between the rights of DIRECTV Group stockholders and DIRECTV stockholders immediately following completion of the mergers. This section does not include a complete description of all differences among the rights of these stockholders, nor does it include a complete description of the specific rights of these stockholders or of Delaware corporate law.

Authorized Capital Stock

DIRECTV Group.  DIRECTV Group has the authority to issue 4,084,000,000 shares of capital stock, consisting of (i) 3,000,000,000 shares of common stock, par value $0.01 per share, and 275,000,000 shares of Class B common stock, par value $0.01 per share, (ii) 800,000,000 shares of excess stock, par value $0.01 per share, and (iii) 9,000,000 shares of preferred stock, par value $0.01 per share, issuable in series.

DIRECTV.  DIRECTV will have the authority to issue 4,000,000,000 shares of capital stock, consisting of (i) 3,500,000,000 shares of Class A common stock, par value $0.01 per share (the “Class A common stock”), (ii) 30,000,000 shares of Class B common stock, par value $0.01 per share (the “Class B common stock”), (iii) 420,000,000 shares of Class C common stock, par value $0.01 per share (the “Class C common stock”, and together with the Class A common stock and the Class B common stock, the “DIRECTV common stock”), and (iv) 50,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”), issuable in series.

Stockholder Rights Plan

DIRECTV Group.  DIRECTV Group has not adopted a rights plan.

DIRECTV.  DIRECTV currently does not intend to adopt a rights plan prior to the effective time of the mergers. Under the DGCL, a corporation may create and issue rights entitling the holders of the rights to purchase from the corporation shares of any class or series of capital stock, subject to any provisions in its certificate of incorporation.

Preemptive Rights

DIRECTV Group.  DIRECTV Group’s amended and restated certificate of incorporation does not provide holders of common stock with preemptive rights.

DIRECTV.  Same as DIRECTV Group.

Stockholder Voting

DIRECTV Group.

General.  Subject to the rights of any outstanding series of preferred stock to vote as a separate class, each share of DIRECTV Group common stock is entitled to one vote per share on all matters submitted to the stockholders. Generally, corporate actions taken by vote of DIRECTV Group’s stockholders are authorized upon receiving the affirmative vote of a majority of the votes cast at the stockholders’ meeting on the subject matter unless otherwise required by law. The election of directors is determined by a plurality vote, and thus the nominees receiving the highest number of votes cast by DIRECTV Group stockholders will be elected to DIRECTV Group’s board of directors.

Quorum.  A majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum at a stockholders’ meeting.

Cumulative Voting.  Holders of DIRECTV Group common stock do not have cumulative voting rights.

Class Voting.  Under the DGCL, voting by classes is only required for amendments to the certificate of incorporation that would increase or decrease the aggregate number of authorized shares of such class (unless the certificate of incorporation provides otherwise), increase or decrease the par value of the shares of such class, or alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely. No other specific class voting right is provided under the amended and restated certificate of incorporation or amended and restated by-laws of DIRECTV Group.

DIRECTV.

General.  Each share of the Class A common stock will be entitled to one vote per share on all matters submitted to the stockholders, each share of the Class B common stock will be entitled to 15 votes per share on all matters submitted to the stockholders, and each share of the Class C common stock will be non-voting, except as, and only to the extent, required by applicable law. If a vote or consent of the holders of Class C common stock should at any time be required under Delaware law, the holders of Class C common stock will be entitled to 1/100th of a vote for each share of Class C common stock held. Generally, corporate actions taken by vote of DIRECTV stockholders will be authorized upon receiving the affirmative vote of a majority of the votes cast by all DIRECTV stockholders present at the meeting, in person or by proxy, and entitled to vote on such action voting as one class unless otherwise required by law. The election of directors will be determined by a plurality vote, and thus the nominees receiving the highest number of votes cast by DIRECTV stockholders will be elected to DIRECTV’ board of directors.

Quorum.  In general, a majority of the outstanding shares, represented in person or by proxy, at a stockholders’ meeting duly called will constitute a quorum for the transaction of business.

Cumulative Voting.  Holders of DIRECTV common stock will not have cumulative voting rights.

Class Voting.  Subject to the below, the Class A common stock, Class B common stock and the Preferred Stock (but only to the extent such series of Preferred Stock is designated a voting security) will vote their respective shares together as one class. Except as required by applicable law, holders of DIRECTV common stock will not be entitled to vote on any amendment to the certificate of incorporation that relates solely to the Preferred Stock if the holders of outstanding shares of Preferred Stock are entitled to vote thereon. Under the DGCL, voting by classes is required for amendments to the certificate of incorporation that would increase or decrease the aggregate number of authorized shares of such class (unless the certificate of incorporation provides otherwise), increase or decrease the par value of the shares of such class, or alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely. Under the terms of the amended and restated certificate of incorporation of DIRECTV, the number of authorized shares of any preferred stock or any class of DIRECTV common stock may be increased or decreased (but not below the authorized number of shares then outstanding or then issuable pursuant to any convertible securities of DIRECTV) by the affirmative vote of the holders of a majority in voting power of the outstanding stock of DIRECTV irrespective of the class vote requirements of the DGCL. The Class B common stock will be entitled to a class vote in the event of certain share distributions (including distributions of convertible securities of DIRECTV) including a share distribution that would not provide the holders of the Class B common stock the same relative voting power of the Class B common stock versus the other classes of DIRECTV common stock and in the event of certain charter amendments.

Pursuant to the terms the Stipulation and Agreement of Compromise, Settlement and Release, entered into on October 16, 2009 by DIRECTV and Liberty (the ‘‘Stipulation of Settlement’’), the Class A common stock will be entitled to a class vote in the event that DIRECTV proposes to engage in a merger, consolidation or sale of all or substantially all of its assets in which the effectiveness of such a transaction would (i) require the approval of the holders of the common stock of DIRECTV and (ii) result in the holders of Class A common stock receiving consideration per share different in form or amount than that to be received by holders of Class B common stock. In such instance, the approval by the holders of a majority of the outstanding shares of Class A common stock, voting as a separate class, will be required. Such separate voting right shall, however, cease to be of any force or effect and will be automatically repealed upon the earliest to occur of: (i) Mr. Malone’s death, (ii) the time at which the Malones, in the aggregate, do not own shares of DIRECTV Class B common stock representing at least 10% of the combined voting power of DIRECTV Class A common stock and DIRECTV Class B common stock and (iii) the Approval Deadline, if final court approval of the Stipulation of Settlement is not obtained as of such date.

No other specific class voting rights will be provided under the amended and restated certificate of incorporation or by-laws of DIRECTV.

Action by Written Consent

DIRECTV Group.  The amended and restated certificate of incorporation of DIRECTV Group provides that stockholder actions can be taken by written consent by the holders of stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

DIRECTV.  The amended and restated certificate of incorporation of DIRECTV will, subject to the rights of any series of preferred stock, prohibit stockholder actions taken by written consent; provided that holders of Class B common stock will be entitled to take action by written consent but solely in instances where the consent of the Class B common stockholders, as a class, is required.

Notice of Stockholders’ Meeting

DIRECTV Group.  DIRECTV Group’s amended and restated by-laws provide that, unless otherwise required by applicable law, written notice of the time, place and purposes of a meeting of stockholders must be delivered not less than 10 nor more than 60 days before the date of the meeting, by mail postage prepaid, to each stockholder of record entitled to vote at such meeting.

DIRECTV.  Same as DIRECTV Group.

Record Date

DIRECTV Group.  DIRECTV Group’s amended and restated by-laws provide that for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in any other lawful action, the board of directors may fix a record date which shall not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed, the record date for determining the stockholders entitled to notice of or to vote at a meeting shall be at the close of business on the day next preceding the day of the meeting, and for determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or for any other purpose, the record date shall be at the close of business on the day on which the board adopts a resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, provided that the board may fix a new record date for the adjourned meeting.

DIRECTV.  Same as DIRECTV Group.

Inspection of Stockholder Lists

DIRECTV Group.  DIRECTV Group’s amended and restated by-laws provide that a complete list of the stockholders entitled to vote at a meeting of stockholders shall be available for inspection by stockholders, for any purpose germane to the meeting and during ordinary business hours, for a period of at least 10 days prior to and at stockholder meetings.

DIRECTV.  DIRECTV’ by-laws will provide that a complete list of the stockholders entitled to vote at the meeting shall be available for inspection by stockholders, at least 10 days before every meeting of stockholders and for any purpose germane to the meeting, during ordinary business hours at the principal place of business of the corporation, or on a reasonably accessible electronic network, and at stockholder meetings.

Ability to Call Special Meetings of Stockholders

DIRECTV Group.  Special meetings of the stockholders may be called at any time by (a) the board pursuant to a resolution approved by a majority of the board, (b) the chairman or a vice chairman or (c) any stockholder who beneficially owns 10% or more of DIRECTV Group’s voting securities then outstanding. Only such business as is stated in the notice of meeting may be acted upon at a special meeting.

DIRECTV.  Except as otherwise required by law and subject to the rights of the holders of any outstanding series of preferred stock, special meetings of stockholders of DIRECTV may be called only by or at the direction of the board, and may not be called by any other person or persons. Pursuant to the terms of the Stipulation of Settlement, the holders of 10% or more of the outstanding shares of Class A common stock will be permitted to cause the board of directors of DIRECTV to call and hold a special meeting of stockholders; provided, that in the event that the Stipulation of Settlement does not receive final court approval by the Approval Deadline, such by-law provision will become null and void.

Amendment to Governing Documents

DIRECTV Group.

Amendment of Certificate of Incorporation.  Under the DGCL, unless a greater vote is required by the corporation’s certificate of incorporation, an amendment to the certificate of incorporation requires the approval of the corporation’s board of directors and the approval of the holders of a majority of the outstanding common stock entitled to vote on the amendment and the holders of a majority of the outstanding stock of each class entitled to vote as a class on such amendment. In addition, the sections of DIRECTV Group’s amended and restated certificate of incorporation relating to excess stock, independent directors, related party transactions, and amendments to the certificate of incorporation, may not be amended without (x) the affirmative vote of at least a majority of the directors, including at least a majority of independent directors on the board, and (y) the affirmative vote of the holders of at least 75% of the voting power of all of the then outstanding shares entitled to vote generally on matters requiring approval of stockholders.

Amendment of By-laws.  The amended and restated by-laws of DIRECTV Group provide that the board has the power to adopt, alter, amend or repeal the by-laws, and the stockholders may adopt, alter, amend or repeal the by-laws by the affirmative vote of the holders of at least a majority of the combined voting power of the then outstanding shares of capital stock of all classes and series of the corporation, voting as a single class, subject to the following. The by-laws may only be amended, altered or repealed with respect to certain provisions relating to the board of directors (including term, number, removal and appointment of directors), committees (including the powers, authorities and responsibilities of committees), officers and amendments by: (i) the affirmative vote of at least a majority of the directors (including at least a majority of independent directors then serving on the board), (ii) the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares entitled to vote generally on matters requiring approval of stockholders, voting together as a single class, but excluding such shares beneficially owned by News Corporation, or (iii) the board or by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares entitled to vote generally on all matters requiring approval of stockholders (in the event any person, together with its affiliates, shall have acquired ownership of 65% or more of DIRECTV Group’s voting securities then outstanding).

Prior to the first annual meeting of the stockholders of DIRECTV Group occurring after July 29, 2009 any amendment made by the board of directors with respect to the following by-law provisions requires the affirmative vote of not less than 80% of the directors then serving on the board (with any fractional number being rounded up to the next whole number):

•                  Any increase to the number of directors of DIRECTV Group in excess of twelve (12) directors that would become effective prior to the first annual meeting of the stockholders occurring after July 29, 2009 requires the affirmative vote of not less than 80% of the directors then serving on the board (with any fractional number being rounded up to the next whole number).

•                  The next individual appointed by the board to serve as an independent director (for NASDAQ purposes) and to fill the vacancy existing on the DIRECTV Group board on May 3, 2009 (the “Additional Director”) requires the affirmative vote of not less than 80% of the directors then serving on the board (with any fractional number being rounded up to the next whole number).

Before the vacancy in the office of President and Chief Executive Officer of DIRECTV Group created by the resignation of Mr. Carey (and without regard to the appointment of Mr. Hunter as Interim Chief Executive Officer) has been filled, any amendment made by the board of directors with respect to the following by-law provision requires the affirmative vote of not less than 80% of the directors then serving on the board (with any fractional number being rounded up to the next whole number):

•                  To fill the vacancy in the office of President and Chief Executive Officer of DIRECTV Group created by the resignation of Mr. Carey (and without regard to the appointment of Mr. Hunter as interim Chief Executive Officer) requires the affirmative vote of not less than 80% of the number of directors then serving on the board (with any fractional number being rounded up to the next whole number).

DIRECTV.

Amendment of Certificate of Incorporation.  Subject to the DGCL, any amendments to the amended and restated certificate of incorporation are subject to compliance with the consent rights of the holders of Class B common stock with respect to (i) amendments of provisions of the amended and restated certificate of incorporation relating to the consent rights of the holders of the Class B common stock, the voting rights of the DIRECTV common stock, the terms for automatic conversion, the terms for distributions or dividends (including share distributions), liquidation, dissolution or winding-up, the exemption of the Malones and certain transferees from the terms of the provisions relating to excess shares, the consideration received in certain corporate transactions, DIRECTV’ right to redeem the Class B common stock upon the death of Mr. Malone, and the requirement that the corporation reclassify the DIRECTV common stock on an equal per share basis, and (ii) any amendment resulting in a reclassification or recapitalization that does not provide the holders of the Class B common stock, among other things, the same relative voting power of the Class B common stock versus the other classes of DIRECTV common stock. However, no consent of the Class B common stock will be required for DIRECTV to enter into certain transactions with non-affiliates of DIRECTV, regardless of whether such transactions will result in the amendment of any of the provisions referred to in clauses (i) or (ii) above.

Amendment of By-laws.  The by-laws of DIRECTV will provide that such by-laws may be amended, repealed and new by-laws may be adopted by (i) the board at any meeting of the board by the affirmative vote of a majority of the whole board, (ii) by unanimous written consent of the board in lieu of a meeting, or (iii) at any annual meeting of stockholders or at any special meeting of the stockholders called by the board for that purpose, by the affirmative vote of not less than a majority of the voting power of all outstanding shares of all classes and series of capital stock of the corporation entitled to vote thereon, voting as a single class.

Prior to the first annual meeting of the stockholders of DIRECTV occurring after the effective time of the mergers any amendment made by the board of directors with respect to the following by-law provisions requires the affirmative vote of not less than 80% of the directors then serving on the board (with any fractional number being rounded up to the next whole number):

•                  Any increase to the number of directors of DIRECTV in excess of twelve (12) directors that would become effective prior to the first annual meeting of the stockholders occurring after the effective time of the mergers requires the affirmative vote of not less than 80% of the directors then serving on the board (with any fractional number being rounded up to the next whole number).

•                  If the additional director who is to be appointed with the approval of 80% of the DIRECTV Group directors then in office prior to the mergers is not serving as a member of the DIRECTV board of directors at the merger effective time, then the first individual appointed by the board to serve as an independent director (for NASDAQ purposes) in that slot following the effective time of the mergers requires the affirmative vote of not less than 80% of the directors then serving on the board (with any fractional number being rounded up to the next whole number).

•                  The compensation committee shall be composed of no less than three and no more than four directors; provided that at least one of the initial members of the compensation committee is a LEI Designee who qualifies as an independent director of DIRECTV for NASDAQ purposes; and provided, further, that, if the Additional Director is then serving as a director, then the compensation committee may instead be composed of five members, and such Additional Director, as applicable, shall be appointed to serve as the fifth member of such committee.

•                  The nominating and corporate governance committee shall be composed of no less than three and no more than four directors; provided that at least one of the initial members of the nominating and corporate governance committee is a LEI Designee who qualifies as an independent director of DIRECTV for NASDAQ purposes; and provided, further, that, if the Additional Director is then serving as a director, then the nominating and corporate governance committee may instead be composed of five members, and such Additional Director, as applicable, shall be appointed to serve as the fifth member of such committee.

Before the vacancy in the office of President and Chief Executive Officer of DIRECTV created by the resignation of Mr. Carey (and without regard to the appointment of Mr. Hunter as Interim Chief Executive Officer) has been filled, any amendment made by the board of directors with respect to the following by-law provision requires the affirmative vote of not less than 80% of the directors then serving on the board (with any fractional number being rounded up to the next whole number):

•                  To fill the vacancy in the office of President and Chief Executive Officer of DIRECTV created by the resignation of Mr. Carey (and without regard to the appointment of Mr. Hunter as interim Chief Executive Officer) requires the affirmative vote of not less than 80% of the number of directors then serving on the board (with any fractional number being rounded up to the next whole number).

Pursuant to the terms of the amended and restated certificate of incorporation and by-laws of DIRECTV, and in connection with the Stipulation of Settlement, certain by-law provisions of DIRECTV that provide that a majority of the board of directors of DIRECTV be Qualifying Directors and that at least 50% of the audit committee, compensation committee and any special transaction committee established by the board of directors be comprised of Qualifying Directors, cannot be amended without either (i) the approval of the board of directors of DIRECTV (which must include the unanimous approval of the Qualifying Directors then serving on the board of directors of DIRECTV) or (ii) the approval of the holders of a majority of the outstanding DIRECTV Class A common stock (other than shares held by the Malones); provided, however that no such amendment by the board of directors pursuant to the preceding clause (i) may be made prior to the third anniversary of the mergers. The preceding sentence, however, shall cease to be of any force or effect and will be automatically repealed upon the earliest to occur of (i) Mr. Malone’s death, (ii) the time at which the Malones, in the aggregate, do not own shares of DIRECTV Class B common stock representing at least 10% of the combined voting power of DIRECTV Class A common stock and DIRECTV Class B common stock and (iii) the Approval Deadline, if final court approval of the Stipulation of Settlement is not obtained as of such date.

Size and Classification of the Board of Directors

DIRECTV Group.  Currently, DIRECTV Group has ten directors. DIRECTV Group’s amended and restated certificate of incorporation and amended and restated by-laws provide that the board of directors will consist of a number of directors fixed from time to time by the DIRECTV Group board of directors, but may not be less than eleven, and thus there currently is one vacancy on the DIRECTV Group board. The amended and restated certificate of incorporation of DIRECTV Group provides for a classified board, consisting of three classes with each class consisting of, as nearly as possible, one-third of the total number of directors.

DIRECTV.  DIRECTV’ amended and restated certificate of incorporation and by-laws provide that the board of directors will consist of a number of directors fixed from time to time by the DIRECTV board of directors, but will initially be eleven. Any increase to the number of directors of DIRECTV in excess of twelve directors that would become effective prior to the first annual meeting of the stockholders occurring after the effective time of the mergers requires the affirmative vote of not less than 80% of the directors then serving on the board (with any fractional number being rounded up to the next whole number).

The directors of DIRECTV shall initially be of one class and shall have a term which expires at the first annual meeting of stockholders after the effective time of the mergers. Commencing with the first annual meeting after the effective time of the mergers, the amended and restated certificate of incorporation provides for a classified board of directors in accordance with the terms of the merger agreement, consisting of three classes with each class consisting of, as nearly as possible, one-third of the total number of directors. Whenever holders of any series of preferred stock have the right to elect directors, such directors so elected shall not be divided into classes unless expressly provided by such terms.

Pursuant to the terms of the Stipulation of Settlement, the by-laws of DIRECTV will require that a majority of the board of directors be “Qualifying Directors” (as defined in DIRECTV’s amended and restated by-laws) and that at least fifty percent (50%) of each of the audit committee, compensation committee and any special transaction committee established by the board of directors be comprised of “Qualifying Directors”. Such requirements cannot be amended without either (i) the approval of the board of directors of DIRECTV (which must include the unanimous approval of the Qualifying Directors then serving on the board of directors of DIRECTV) or (ii) the approval of the holders of a majority of the outstanding DIRECTV Class A common stock (other than shares held by the Malones); provided, however that no such amendment by the board of directors pursuant to the preceding clause (i) may be made prior to the third anniversary of the mergers. The preceding two sentences, however, shall cease to be of any force or effect and will be automatically repealed upon the earliest to occur of: (i) Mr. Malone’s death, (ii) the time at which the Malones, in the aggregate, do not own shares of DIRECTV Class B common stock representing at least 10% of the combined voting power of DIRECTV Class A common stock and DIRECTV Class B common stock  and (iii) the Approval Deadline, if final court approval of the Stipulation of Settlement is not obtained as of such date.

Stockholder Nominations of Directors

DIRECTV Group.  Under the amended and restated by-laws of DIRECTV Group, in order for a stockholder to nominate persons for election as directors of DIRECTV Group, a nomination must be made pursuant to timely notice in writing to the secretary of DIRECTV Group. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of DIRECTV Group not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the date the corporation first mailed its proxy materials for the preceding year’s annual meeting of stockholders.

The notice must include the following information:

(1)           as to each person whom the stockholder proposes to nominate for election as a director: (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act; and (ii) such person’s written consent to be named in the proxy statement as a nominee and to serve as a director if elected;

(2)           as to any other business that the stockholder proposes to bring before the meeting: a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder; and

(3)           as to the stockholder giving the notice: (i) the name and address of such stockholder, as they appear on the corporation’s books, (ii) the class and number of shares of capital stock which are owned of record by such stockholder, and (iii) whether the stockholder intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the outstanding capital stock required to approve or adopt the proposal or elect the nominee.

In addition, nominations of persons for election to the board may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (i) by or at the direction of the nominating committee or (ii) by any stockholder of record who is a stockholder of record at the time of the giving of notice provided for above and entitled to vote at the meeting and has complied with the required notice procedures.

DIRECTV.  Under the by-laws of DIRECTV, in order for a stockholder to nominate persons for election as directors of DIRECTV, a nomination must be made pursuant to timely notice in writing to the secretary of DIRECTV. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of DIRECTV not earlier than the close of business on the 120th day prior to, and not later than the close of business on the 90th day prior to, the first anniversary of the preceding year’s annual meeting of stockholders.

The notice must include the following information:

(1)           as to each person whom the stockholder proposes to nominate for election as a director: (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act; and (ii) such person’s written consent to be named in the proxy statement as a nominee and to serve as a director if elected;

(2)           a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand;

(3)           with respect to each nominee for election or reelection to the board, a completed and signed questionnaire and representation and agreement as specified in Article 1, Section 2 of the by-laws relating to the existence and disclosure of any voting commitments of the nominee; and

(4)           as to the stockholder giving the notice: (i) the name and address of such stockholder, as they appear on the corporation’s books, (ii) the class and number of shares of capital stock which are owned of record by such stockholder, (iii) any derivative instruments owned beneficially by such stockholder, (iv) any proxies or arrangements pursuant to which such stockholder has a right to vote any securities of the corporation, (v) any short interest in any capital stock or other security of the corporation, (vi) any rights to dividends on the shares of capital of the corporation owned beneficially by such stockholder that are separated or separable from the underlying shares of capital stock of the corporation, (vii) any proportionate interest in shares of capital stock of the corporation or derivative instruments held by a partnership in which such stockholder is a general partner or beneficially owns an interest in a general partner, (viii) any performance related fees that such stockholder is entitled to based on any increase or decrease in the value of shares of capital stock or other securities or derivative instruments held by members of such stockholder’s immediate family, and (ix) any other information that would be required to be disclosed in a solicitation of proxies for election of directors in an election contest pursuant to Section 14 of the Exchange Act.

In addition, nominations of persons for election to the board may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (i) by or at the direction of the board or (ii) by any stockholder of record who is a stockholder of record at the time of the giving of notice provided for above and entitled to vote at the meeting.

Removal of Directors

DIRECTV Group.  The restated certificate of incorporation of DIRECTV Group provides that except as otherwise provided relating to the rights of the holders of any series of preferred stock, no director may be removed from office without cause and without the affirmative vote of the holders of a majority of the combined voting power of the then outstanding shares of the corporation entitled to vote for the election of directors, voting together as a single class.

DIRECTV.  Same as DIRECTV Group; provided, that prior to the first annual meeting of DIRECTV after the effective time of the mergers, directors of DIRECTV may be removed with or without cause.

Vacancies on the Board of Directors

DIRECTV Group.  Except as otherwise provided relating to the rights of the holders of any series of preferred stock, any vacancies on the board resulting from death, resignation, retirement, disqualification, removal from office or other cause between meetings of stockholders will be filled only by the affirmative vote of a majority of all of the directors then in office, even if less than a quorum, or a duly appointed committee of the Board, but in any event not by the stockholders. Directors so chosen will hold office until such director’s successor shall have been duly elected and qualified or until his earlier death, resignation, disqualification or removal. Notwithstanding the foregoing, the affirmative vote of not less than 80% of the number of directors then serving on the board, with any fractional number being rounded up to the next whole number, shall be required to fill the vacancy in the office of President and Chief Executive Officer created by the resignation of Mr. Carey (and without regard to the appointment of Mr. Hunter as interim Chief Executive Officer).

DIRECTV.  Same as DIRECTV Group.

Limitation of Personal Liability of Directors

DIRECTV Group.  A director will not be personally liable to DIRECTV Group or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director’s duty of loyalty to DIRECTV Group or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law, (iii) for any unlawful payments of dividends or unlawful stock purchase or redemption resulting in personal liability to the directors under Section 174 of the DGCL or (iv) for any transaction from which the directors derived an improper personal benefit.

DIRECTV.  To the fullest extent permitted by the DGCL, no director of DIRECTV will be personally liable to DIRECTV or its stockholders for monetary Damages for breach of fiduciary duty as a director. “Damages” will, to the extent permitted by law, include without limitation, any judgment, fine, amount paid in settlement, penalty, punitive damages, excise or other tax assessed with respect to an employee benefit plan, or expense of any nature (including, without limitation, counsel fees and disbursements).

Indemnification and Advancement of Expenses of Directors and Officers

DIRECTV Group.  DIRECTV Group shall indemnify its directors and officers to the fullest extent permitted by law, provided that DIRECTV Group shall not be obligated to indemnify any director or officer in connection with a proceeding initiated by such person unless such proceeding was authorized or consented to by the board of directors. The right to indemnification conferred above includes the right to be paid by DIRECTV Group the expenses incurred in defending or otherwise participating in any proceedings in advance of its final disposition. DIRECTV Group may, to the extent authorized by the board of directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the corporation similar to those conferred to directors and officers of DIRECTV Group.

DIRECTV.  DIRECTV shall indemnify any person, by reason of the fact that such person is or was a director or officer of DIRECTV, or is or was serving at the request of DIRECTV as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the DIRECTV, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

Any indemnification (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct, which shall be determined (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders; provided, however, DIRECTV shall not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the board of DIRECTV. Expenses incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding to which such director or officer is made or threatened to be made a party by reason of the fact he or she is or was a director or officer of DIRECTV, or is or was a director or officer of DIRECTV serving at the request of DIRECTV as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall be paid by DIRECTV in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking, if required by applicable law, by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by DIRECTV.

Transactions Involving Officers or Directors

DIRECTV Group.  Related Party Transactions between DIRECTV Group and certain parties shall be subject to approval by the audit committee of the board of directors. “Related Party Transaction” means any transaction or series of transactions between the Corporation or any of its subsidiaries on the one hand, and another party or parties on the other hand, in such amounts and related to such matters that the audit committee determines could be considered an interested transaction between the company or its subsidiaries and such other party or parties.

DIRECTV.  None, assuming that final court approval of the Stipulation of Settlement is obtained by the Approval Deadline. However, if final court approval of the Stipulation of Settlement is not obtained by the Approval Deadline, the DIRECTV’ amended and restated certificate of incorporation shall explicitly acknowledge that (i) non-employee officers and directors of DIRECTV may serve as directors, officers, employees and agents of other corporations or entities that engage in the same, similar or related lines of business as DIRECTV, or have interests in the same areas of business opportunity as DIRECTV, or which engage in material business transactions with DIRECTV and (ii) such non-employee directors and officers, to the fullest extent permitted by law, will have no duty or obligation to refer any potential business opportunity to DIRECTV, or refrain from referring any such potential business opportunity to such other corporation or entity, and DIRECTV will not have any right, interest or expectancy in respect of such potential business opportunity and renounces any interest or expectancy therein; provided however, with respect to both (i) and (ii) above, if the non-employee director or officer of DIRECTV is expressly offered the potential business opportunity solely in his or her capacity as a director or officer of DIRECTV or any subsidiary of DIRECTV, and the potential business opportunity is related to a line of business in which DIRECTV is directly engaged, then the foregoing limitations of DIRECTV’ rights shall not apply in respect of such potential business opportunity.

Appointment and Removal of Officers

DIRECTV Group.  The officers of DIRECTV Group shall be elected by the board of directors and shall be a Chairman of the Board (who must be a Director), a President (who shall also be the Chief Executive Officer), a Secretary and a Treasurer. Any officer elected by the board of directors may be removed at any time by the board with or without cause. Only the board may fill any vacancy occurring in any office of the corporation.

DIRECTV.  The officers of DIRECTV shall be elected by the board and shall be a Chairman of the board (who must be a director), a President, a Secretary and a Treasurer. Any officer elected by the board of directors may be removed at any time by the board with or without cause. Only the board may fill any vacancy occurring in any office of the corporation. Notwithstanding the foregoing, the affirmative vote of not less than 80% of the number of directors then serving on the board, with any fractional number being rounded up to the next whole number, shall be required to fill the vacancy in the office of President and Chief Executive Officer of DIRECTV created by the resignation of Mr. Chase Carey (and without regard to the appointment of Mr. Larry D. Hunter as interim Chief Executive Officer).

Anti-Takeover Provisions

DIRECTV Group.  DIRECTV Group has “opted-out” of the Delaware business combination statute.

DIRECTV.  DIRECTV has not adopted any provision in its amended and restated certificate of incorporation to “opt-out” of the Delaware business combination statute. Section 203 of the DGCL, subject to certain exceptions, generally prohibits public corporations from engaging in certain business transactions, including mergers, with a holder of 15% or more of the corporation’s stock, referred to as the interested stockholder, for a period of three years after the interested stockholder becomes an interested stockholder. The Malones, but not their transferees, will be grandfathered under the statute and thus will not be subject to its restrictions.

Dividends

DIRECTV Group.  Subject to the preferential and other dividend rights of any outstanding series of preferred stock, holders of common stock shall be entitled to such dividends and other distributions in cash, stock or property of DIRECTV Group as may be declared by the board of directors from time to time out of assets or funds of DIRECTV Group legally available.

DIRECTV.  Subject to the rights, if any, of the holders of any outstanding series of preferred stock, dividends may be declared and paid on the DIRECTV common stock out of the assets of DIRECTV that are by law available therefor at such times and in such amounts as the board in its discretion shall determine. All holders of outstanding shares of DIRECTV common stock shall be entitled to share equally, share for share, in such dividends, whether payable in cash, in property or in shares of stock of DIRECTV.

Merger Consideration

DIRECTV Group.  None.

DIRECTV.  Holders of DIRECTV Class B common stock are entitled to receive per share consideration in any business combination that is not less than the per share consideration received by the holders of DIRECTV Class A common stock in such business combination.

Excess Shares

DIRECTV Group.  Excess share provisions are no longer applicable.

DIRECTV.  The DIRECTV amended and restated certificate of incorporation will contain restrictions on the transfer of DIRECTV common stock during the first year after completion of the Split-Off. These provisions are designed to protect DIRECTV and its stockholders from, among other things, liability for potential adverse effects under Section 355(e) of the Code that could result from certain changes in ownership of shares of DIRECTV common stock in light of DIRECTV participating in the mergers.

The excess share provision of the DIRECTV amended and restated certificate of incorporation will provide that, subject to certain exceptions, during the period beginning on the effective date of the Split-Off and ending one year and one day from such date (the “restriction period”), no person may acquire, actually or constructively by virtue of certain of the attribution and aggregation provisions of the Code and Treasury Regulations, any shares of DIRECTV common stock to the extent such acquisition would (i) cause such person to own, actually or constructively, 10% or more of any class of DIRECTV common stock (a “10% shareholder”) or, if such person actively participates in management of DIRECTV, 5% or more of any class of DIRECTV common stock (a “controlling shareholder”) or (ii) increase the amount of DIRECTV stock treated as owned by a 10% shareholder or controlling shareholder. In addition, the excess share provisions will provide that during such restriction period, certain “prohibited persons” may not acquire actually or constructively by virtue of certain of the attribution and aggregation provisions of the Code and Treasury Regulations any shares of DIRECTV common stock if such acquisition would not be protected by the so called “public trading” safe harbor contained in the Treasury Regulations under Section 355(e) of the Code. For these purposes, a prohibited person is any person that had an agreement, understanding, arrangement, or engaged in substantial negotiations regarding an acquisition of stock of DIRECTV, Liberty, LEI or DIRECTV Group during the two-year period preceding the Split-Off, and persons who would be aggregated with, or from whom ownership of such stock would be attributed to, such person under Section 355(e) of the Code and the Treasury Regulations. Acquisitions of DIRECTV common stock described in this paragraph are referred to as “prohibited acquisitions.” If a prohibited person enters into an agreement, understanding or arrangement, or engaged in substantial negotiations regarding a prohibited acquisition prior to the day after the first anniversary of the Split-Off and such prohibited person prior to the Split-Off entered into an agreement, understanding or arrangement, or engaged in substantial negotiations regarding the prohibited acquisition (or a similar acquisition within the meaning of the Treasury Regulations under Section 355(e) of the Code), the restriction period will be extended with respect to such prohibited person until the later of the first day after the second anniversary of the Split-Off or six months and one day after the date that the prohibited acquisition was consummated or terminated.

The excess share provisions were included in the DIRECTV amended and restated certificate of incorporation in order to induce DIRECTV Group to enter into the merger agreement and the transactions contemplated thereby.

Any purported prohibited acquisition occurring during the first year after completion of the Split-Off will be null and void to the intended holder. The stock will be treated in accordance with the excess share provisions of the DIRECTV amended and restated certificate of incorporation. At the closing of the mergers, DIRECTV will create a trust for the exclusive benefit of a charitable beneficiary. The trustee of the trust will be designated by the audit committee of DIRECTV’ board of directors and will not be affiliated with DIRECTV or the intended holder. Excess shares will be transferred to the trustee of the trust for the exclusive benefit of the charitable beneficiary until such time as the excess shares are transferred to a person whose ownership will not violate the restrictions on ownership. While the excess shares are held in trust, dividend and distributions on the shares will be paid to the trust for the benefit of the charitable beneficiary. The trustee will have the right to vote the excess shares (one vote per share for DIRECTV Class A common stock and 15 votes per share for DIRECTV Class B common stock). If the excess shares have already been voted by the intended owner, the trustee shall have the discretion to rescind and recast any such vote unless DIRECTV will have already taken irreversible corporate action based on such vote.

The excess shares will be sold by the trustee for cash to a transferee whose ownership would not violate the restrictions described above. The intended holder who purported to acquire the shares in violation of the restrictions described above will receive proceeds from the sale of the excess shares equal to the lesser of:

•                  the price paid by the intended holder for the excess shares, or, if no consideration was paid, the fair market value on the day of the event causing the excess shares to be held in trust; and

•                  the net proceeds received by the trustee from the sale or other disposition of the excess shares held in trust.

Any proceeds in excess of the amount payable to the intended holder will be paid to the charitable beneficiary.

In addition, the excess shares held in trust are subject to purchase by DIRECTV for a 30-day period at a purchase price equal to the price paid by the intended holder for the excess shares, or, if no consideration was paid, the fair market value on the day of the event causing the excess shares to be held in trust.

The intended holder of excess shares will cease to be entitled to distributions (other than liquidating distributions up to an amount equal to the amount the holder would have received upon a repurchase by DIRECTV, as described above), voting rights or any other benefits with respect to the excess shares except the right to payment on the transfer of the excess shares as described above. Any dividend or distribution paid to an intended holder on excess shares must be repaid to DIRECTV upon demand, and DIRECTV will pay any such amounts to the trust for the benefit of the charitable beneficiary. However, if DIRECTV distributes stock in connection with a stock dividend, stock split, reclassification or recapitalization, the excess share provisions will continue to apply, with appropriate adjustments, to both the excess shares with respect to which the distribution was made as well as the stock that was distributed.

Except as described below, these excess shares provisions will not apply to acquisitions of stock from DIRECTV or in connection with the mergers. In addition, the excess share provisions will not apply to certain shares held by the Malones.

These ownership restrictions may not be waived by the DIRECTV board of directors except in the event of an inadvertent violation of the provisions. Any waiver must be conditioned upon the intended holder promptly disposing of a sufficient number of shares that cures the violation.

The LEI restated certificate of incorporation will also contain similar excess share provisions. The DIRECTV amended and restated certificate of incorporation will provide that if at the time of the mergers LEI excess shares are outstanding, then the DIRECTV common stock received in exchange for LEI excess shares in the LEI merger will be deemed to be excess shares subject to the excess share provision of the DIRECTV amended and restated certificate of incorporation. With certain necessary conforming adjustments, such excess shares will generally be treated similar to that described above with respect to excess shares transferred to a trust in connection with a prohibited acquisition.

All certificates representing DIRECTV common stock will bear a legend referring to the restrictions described above.

The ownership provisions described above could have the effect of delaying, deferring or preventing a change in control of DIRECTV during the first year after the completion of the transactions. That could deter potential acquirors from making an offer to stockholders of DIRECTV and limit any opportunity to realize premiums over prevailing market prices for DIRECTV common stock in connection therewith.